EXHIBIT 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact: Mark Oswald (734) 855-3140

TRW Announces Commencement of Secondary Common Stock Offering
LIVONIA, MICHIGAN, March 1, 2010 — TRW Automotive Holdings Corp. (NYSE: TRW) today announced the underwritten public offering of 11,000,000 shares of its common stock held by Automotive Investors L.L.C., an affiliate of The Blackstone Group L.P., and certain members of TRW management pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “Offering”). TRW will not receive any proceeds related to the Offering, and its total number of shares of common stock outstanding will not materially change as a result of the Offering.
J.P. Morgan Securities Inc. is acting as sole book-running manager and underwriter for the Offering. A prospectus supplement relating to the Offering has been filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying base prospectus relating to the Offering may be obtained by mail from J.P. Morgan Securities Inc. Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717 or by phone at (866) 803-9204. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About TRW
With 2009 sales of $11.6 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs approximately 63,600 people.
Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which can cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2009 (our “Form 10-K”), such as: the financial condition of our customers adversely affecting us or the viability of our supply base; disruptions in the financial markets adversely impacting the availability and cost of credit negatively affecting our business; any shortage of supplies adversely affecting us; any further material contraction in automotive sales and production adversely affecting our results, liquidity or the viability of our supply base; escalating pricing pressures from our customers; commodity inflationary pressures adversely affecting our profitability and supply base; our dependence on our largest customers; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or liabilities relating to environmental, health and safety regulations; our substantial debt and resulting vulnerability to economic or industry downturns and to rising interest rates; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans; any impairment of a significant amount of our goodwill or other intangible assets; risks associated with non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; assertions by or against us relating to intellectual property rights; the possibility that our largest stockholder’s interests will conflict with our or our other stockholders’ interests; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
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